UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2008

Date of Report (Date of earliest event reported)

APPLERA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-04389	06-1534213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Merritt 7 Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 840-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.              Entry into a Material Definitive Agreement.

On June 11, 2008, Applera Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Invitrogen Corporation (“Invitrogen”) and Atom Acquisition, LLC, a direct wholly-owned subsidiary of Invitrogen (“Merger Sub”).  Pursuant to the Merger Agreement, the Company will merge with and into Merger Sub, with Merger Sub continuing as the surviving company and a direct wholly-owned subsidiary of Invitrogen (the “Merger”).

Under the terms of the Merger Agreement, holders of Applera Corporation-Applied Biosystems Group Common Stock, par value $0.01 per share (“AB Stock”), will receive $38.00 for each share of AB Stock they own in the form of Invitrogen’s common stock and cash.  The expected split between cash and stock is approximately 45% and 55%, respectively. Holders of AB Stock will receive a value of $38.00 per share if the 20-day volume-weighted average price of Invitrogen’s common stock falls within the range of $43.69 and $46.00 three business days prior to the close of the transaction.  The total value per share will differ if Invitrogen’s 20-day volume-weighted average price is above or below that range, measured shortly prior to the close of the transaction.

Upon completion of the transaction, Invitrogen will change its name to Applied Biosystems, Inc. and will expand its board of directors from nine to twelve members and appoint three current directors of the Company to the board of Invitrogen.  The parties currently expect the Merger to be completed in the fall of 2008.

Completion of the Merger is subject to certain conditions, including (i) adoption of the Merger Agreement by the Company’s stockholders, (ii) approval of the issuance of shares of Invitrogen’s common stock in the Merger and approval of an amendment to Invitrogen’s certificate of incorporation to increase the number of authorized shares of Invitrogen’s common stock (the “Stock Issuance”), (iii) completion of the previously announced separation of the Company’s Celera Group, by means of a redemption of each outstanding share of Applera Corporation — Celera Group common stock in exchange for common stock of Celera Corporation, a newly-formed company that will hold all of the businesses, assets and liabilities previously attributed to the Celera Group, (iv) the effectiveness of a registration statement on Form S-4 to be filed by Invitrogen with respect to the Merger and the Stock Issuance, and (v) the expiration or termination of the applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976 and the receipt of approval for the European Community Merger Regulation, as well as certain other foreign antitrust or competition laws.

The Company and Invitrogen have each made customary representations, warranties, and covenants in the Merger Agreement, including, among others, that (a) each of the Company and Invitrogen will cause a meeting of its stockholders to be held to consider the adoption and approval of the Merger Agreement and approval of the Stock Issuance, respectively, and (b) the boards of directors of each of the Company and Invitrogen will recommend that their stockholders adopt and approve the Merger Agreement and approve the Stock Issuance, as applicable, subject to certain exceptions, in the case of the Company.

The Merger Agreement may be terminated under certain circumstances, including, subject to the terms of the Merger Agreement, if the Company’s board of directors determines to accept an unsolicited “superior proposal” (as that term is defined in the Merger Agreement).  The Merger Agreement provides that, if the Merger Agreement is terminated under certain circumstances, the Company or Invitrogen will be required to pay the other a termination fee of $150 million.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.  A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Merger Agreement attached hereto as Exhibit 2.1 provides investors with information regarding its terms and contains representations and warranties of each of the Company and Invitrogen.  The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure schedule delivered in connection with the signing of the Merger Agreement.  The disclosure schedule contains information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.  Investors should read the Merger Agreement together with the other information concerning the Company and Invitrogen that each company publicly files in reports and statements with the United States Securities and Exchange Commission (the “SEC”).

Item 3.03.              Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, the Company entered into a Second Amendment to Rights Agreement, dated as of June 11, 2008 (the “Amendment”), by and between the Company and EquiServe Trust Company, N.A. (as successor to BankBoston, N.A.) to amend certain provisions of the Stockholder Protection Rights Agreement, dated as of April 28, 1999, between the Company and BankBoston, N.A., as amended by the Amendment to Rights Agreement, dated as of April 17, 2002, among the Company, BankBoston, N.A., and EquiServe Trust Company, N.A., relating to rights to purchase the Company’s common stock.  Under the Amendment, the definition of “Exempt Person” was amended to include Invitrogen, the definitions of “Acquiring Person,” “Distribution Date,” and “Stock Acquisition Date” were amended to exclude the execution of the Merger Agreement and completion of the Merger, and certain other changes were made.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Pursuant to the transactions contemplated by the Merger Agreement, the Company entered into a Transition Services Agreement, dated as of June 11, 2008 (the “Transition Services Agreement”), with Tony L. White, the Company’s Chairman, President, and Chief Executive Officer.  Under the Transition Services Agreement, for a period of five years from the effective time of the Merger (the “Service Period”), Mr. White has agreed to perform certain consulting services on behalf of the Company.  In connection therewith, the Company will provide Mr. White with the services of an administrative assistant and the use of Company office equipment during the Service Period and will reimburse Mr. White for reasonable business expenses.  The Company will also reimburse Mr. White for certain financial advisory fees incurred by Mr. White until the first anniversary of the effective time of the Merger.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

                In connection with the proposed merger, Invitrogen will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of the Company and Invitrogen.  The Company and Invitrogen will mail the joint proxy statement to their respective stockholders.  Investors and security holders are urged to read the joint proxy statement when it becomes available because it will contain important information.  You may obtain a free copy of the joint proxy statement (when available) and other related documents filed with the SEC by the Company and Invitrogen at the SEC’s website at www.sec.gov.  The joint proxy statement (when it is available) and the other documents may also be obtained for free at the Company’s website at http://www.applera.com or at Invitrogen’s website at http://www.invitrogen.com.

The Company and Invitrogen and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in respect of the transactions contemplated by the Merger Agreement.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the Merger will be set forth in the joint proxy statement when it is filed with the SEC.  You can find information about Company’s executive officers and directors in the Company’s definitive proxy statement filed with the SEC on September 6, 2007.  You can find information about Invitrogen’s executive officers and directors in its definitive proxy statement filed with the SEC on March 5, 2008.  You may obtain free copies of these documents from the Company or Invitrogen, as applicable, by using the contact information above.

FORWARD-LOOKING STATEMENTS

Some statements contained in, or incorporated by reference in, this Current Report on Form 8-K are forward-looking and are subject to a variety of risks and uncertainties. These forward-looking statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “intend,” and “anticipate,” among others. Such forward-looking statements include statements regarding our decision to enter into an agreement for a sale of the Company, the ability of the Company and Invitrogen to complete the transaction contemplated by the definitive agreement, including the parties’ ability to satisfy the conditions set forth in the definitive agreement, and the possibility of any termination of the definitive agreement. The forward-looking statements contained in this report are based on our current expectations, and those made at other times will be based on our expectations when the statements are made. We cannot guarantee that any forward-looking statements will be realized.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  To comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from anticipated results or other expectations expressed in forward-looking statements. We also note that achievement of anticipated results or expectations in forward-looking statements is subject to the possibility that assumptions underlying forward-looking statements will prove to be inaccurate. Investors should bear this in mind as they consider forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by the stockholders of the Company and Invitrogen, as well as of regulatory agencies, the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of the Company’s operations and those of Invitrogen will be greater than expected, the impact of competition and other risk factors included in the Company’s and Invitrogen’s reports filed with the SEC. The risks and uncertainties that may affect the operations, performance, development, and results of our business include, but are not limited to, those described under the heading “Risks Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as updated by our subsequent Quarterly Reports on Form 10-Q.  We note that our business could be affected by other factors that we have not disclosed because we think they are immaterial.  Also, there may be additional risks and uncertainties that could affect our businesses but that are not currently known to us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.              Financial Statement and Exhibits.

                (d)           Exhibits.

                The following exhibits are filed with this Report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 11, 2008, among Invitrogen Corporation, Atom Acquisition, LLC, and Applera Corporation

4.1	Second Amendment to Rights Agreement, dated as of June 11, 2008, by and between the Company and EquiServe Trust Company, N.A.

99.1	Press Release, dated June 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

By:	/s/ Thomas P. Livingston
Thomas P. Livingston
Vice President and Secretary

Date: June 12, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 11, 2008, among Invitrogen Corporation, Atom Acquisition, LLC and Applera Corporation

4.1	Second Amendment to Rights Agreement, dated as of June 11, 2008, by and between the Company and EquiServe Trust Company, N.A.

99.1	Press Release, dated June 12, 2008